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                                                                     EXHIBIT 5.2

[LOGO OF ATLANTIC
RICHFIELD COMPANY]   Legal
                     313 South Hope Street
                     Mailing Address: Box 2679-T.A.
                     Los Angeles, California 90071
                     Telephone 213 486 2808

                     Diane A. Ward
                     Senior Counsel-Securities & Finance

April 17, 2000

The Directors
BP Amoco p.l.c.
Britannic House
1 Finsbury Circus
London EC2M 7BA

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Registration Statement on Form S-8 (No. 333-      )
    Atlantic Richfield Company Capital
    Accumulation Plan II
    CH-Twenty, Inc. Capital Accumulation Plan

Ladies and Gentlemen:

As Senior Counsel of Atlantic Richfield Company, I have reviewed the Atlantic Richfield Company Capital Accumulation Plan II and the CH-Twenty, Inc. Capital Accumulation Plan (the "Plans"), and have considered the proposed issuance of interests in the Plans. This opinion is furnished as an exhibit to the above-referenced Registration Statement.

Based on such examination of corporate records, documents and questions of law as I have considered necessary, I am of the opinion that:

  1. When the interests in the Plans are issued in the manner contemplated by the Registration Statement, they will be legally issued.

I consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the use of my name in the Registration Statement.

Very truly yours,

Diane A. Ward